AMENDMENT TO STOCKHOLDERS' AGREEMENT


          THIS AMENDMENT to the Stockholders' Agreement referred to below is entered into this 26th day of August, 1998, by, between and among Toastmaster Inc., a Missouri corporation (the "Company"), and the stockholders of the Company whose signatures are set forth at the end of this Amendment (collectively referred to herein as the "Stockholders" or individually referred to herein as a "Stockholder").

          WITNESSETH:

          WHEREAS, the Company has entered into a Stockholders' Agreement, dated November 13, 1991, as amended (the "Stockholders' Agreement"), with the stockholders of the Company whose signatures are set forth at the end of this Amendment, pursuant to which certain rights and obligations with respect to shares of the common stock of the Company owned by such stockholders were created; and

          WHEREAS, the parties to the Stockholders' Agreement desire to amend the Stockholders' Agreement in certain respects;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

          1. Amendment of Section 2.7 of the Stockholders' Agreement. Section 2.7 of the Stockholders' Agreement is hereby amended by deleting subsection (f) thereof in its entirety and inserting the following new subsection (f) in lieu thereof:

          (f) (i) a sale, exchange, transfer, gift or other disposition (including a disposition by will) of shares made by a Stockholder to the University of Colorado,
     (ii) the grant of an option to purchase or otherwise acquire a Disposing Stockholder's shares pursuant to that certain Stockholders Agreement, dated as of August 26, 1998 (the "Option Agreement"), by and between Salton/Maxim Housewares, Inc. and certain stockholders of the Company, (iii) the sale, transfer or other disposition of shares made by a Stockholder pursuant to the exercise of an option granted under the Option Agreement, or (iv) the sale, transfer or other disposition of shares made by a Stockholder in connection with the consummation of a merger between the Company and Columbia Acquisition Corp., a wholly-owned subsidiary of Salton/Maxim Housewares, Inc.

          2. Effect of Amendment. Except as expressly amended hereby, all of the terms, conditions and provisions of the Stockholders' Agreement shall remain unamended and in full force and effect in accordance with its terms and is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Stockholders' Agreement.


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          3.   General Terms.  References in the Stockholders'
Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the Stockholders'
Agreement as amended by this Amendment.

          4. Severability. If for any reason any one or more of the provisions contained in the Stockholders' Agreement or this Amendment shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein and herein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

          5. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to agreements made and to be performed entirely within such state, including all matters of enforcement, validity and performance.

          6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                              TOASTMASTER INC.
{SEAL]
                              By:  /s/ Robert H. Deming
                                   Robert H. Deming
                                   Chairman and Chief
                                   Executive Officer
ATTEST:


/s/ Linda G. Arnold
Linda G. Arnold
Secretary
                              /s/ Charles H. Lumpp, Jr.
                              Charles H. Lumpp, Jr., as
                              Trustee under Revocable Trust
                              Agreement, dated July 31, 1992,
                              by Charles H. Lumpp, Jr., as
                              Grantor



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                              /s/ Ralph J. Ronalter
                              Ralph J. Ronalter

                              /s/ Nancy Ronalter
                              Nancy Ronalter

                              /s/ Ralph J. Ronalter, Jr.
                              Ralph J. Ronalter, Jr.

                              /s/ William C. Ronalter
                              William C. Ronalter

                              /s/ John E. Thompson
                              John E. Thompson

                              /s/ Daniel J. Stubler
                              Daniel J. Stubler

                              /s/ Andrea F. Stubler
                              Andrea F. Stubler

                              /s/ Robert H. Deming
                              Robert H. Deming

                              /s/ Beverly A. Deming
                              Beverly A. Deming

                              /s/ Beverly A. Deming
                              Beverly A. Deming, as Trustee
                              Under Indenture 73180 for the
                              benefit of Stephen R. H. Deming,
                              Robert S. G. Deming, Douglas R. B.
                              Deming and Bruce R. J. Deming

                              /s/ Beverly A. Deming
                              Beverly A. Deming, as Trustee
                              Under Agreement of Robert H.
                              Deming dated August 1, 1991
                              for the benefit of Christene M.
                              Deming, Nicole R. Deming,
                              Neil K. Deming, Charlene A.
                              Deming, Douglas H. Deming,
                              Kaylyn M. Deming

                              /s/ Carol Wood
                              Carol Wood

                              /s/ Jane Ronalter
                              Jane Ronalter